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                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARIES OF THE COMPANY:

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                                              PLACE OF                PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                           INCORPORATION                    OWNED BY REGISTRANT
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
Beagen Street Corporation                     Delaware                                         100
Flagg Bros. of Puerto Rico, Inc.              Delaware                                         100
GCO Properties, Inc.                          Tennessee                                        100
Genesco Global, Inc.                          Delaware                                         100
Genesco Merger Company Inc.                   Tennessee                                        100
Genesco Netherlands BV                        Netherlands                                      100
Genesco Virgin Islands                        Virgin Islands                                   100
Genesco World Apparel, Ltd.                   Delaware                                         100
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